UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

BENCHMARK ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-10560	74-2211011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 South Rockford Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (623) 300-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d)

As Benchmark Electronics, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed on May 22, 2023 (the “Original Form 8-K”), at the Company’s 2023 Annual Meeting held on May 17, 2023, the shareholders approved the frequency of future advisory votes on the compensation of the Company's named executive officers as set forth in the table below:

1 year	2 year	3 year	Abstain	Non-Vote
27,499,822	3,445	3,139,702	32,543	2,024,360

The sole purpose of this amendment (the “Amendment”) is to disclose, in accordance with the requirements of Item 5.07(d) of Form 8-K, that based upon these results, which were consistent with the recommendation of the Company’s Board of Directors (the “Board”), the Board has determined that the Company will continue to hold an advisory vote on the compensation of the named executives officers annually until the next vote on the frequency of holding such advisory votes. Except as set forth in this Amendment, no other modifications have been made to the information contained in the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date:	May 31, 2023	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Senior Vice President, General Counsel and Chief Legal Officer